UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

HWH International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HWH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 3, 2025, HWH International Inc. (the “Company”) announced the pricing of its public offering of 3,162,500 shares of common stock, par value $0.0001 per share (the “Shares”) and 1,250,000 pre-funded warrants to purchase shares of common stock (“Pre-Funded Warrants”). The Shares and Pre-Funded Warrants are being offered at a public offering price of $0.40 per share and $0.3999 per Pre-Funded Warrant, respectively. The Pre-Funded Warrants are exercisable immediately upon issuance and have an exercise price of $0.0001 per share. The gross proceeds to the Company from the offering are expected to be approximately $1.76 million, before deducting placement agent fees and other offering expenses.

The offering is being conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-282567), which was initially filed with the Securities and Exchange Commission (“SEC”) on October 10, 2024, subsequently amended on October 23, 2024, December 4, 2024, and December 10, 2024, and declared effective on December 19, 2024. The offering is expected to close on or about January 6, 2025, subject to customary closing conditions.

D. Boral Capital LLC (“D. Boral Capital”) is acting as the exclusive placement agent for the offering. Pursuant to the Placement Agency Agreement, the Company has agreed to pay D. Boral Capital a cash fee equal to 7.5% of the gross proceeds from the offering, a non-accountable expense allowance equal to 1.0% of the gross proceeds, and reimbursement for legal and out-of-pocket expenses up to $75,000.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement, dated January 3, 2025, by and between HWH International Inc. and D. Boral Capital LLC.
4.1	Form of Pre-Funded Warrant.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2025	HWH INTERNATIONAL INC.

	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Chief Financial Officer